                                                                     EXHIBIT 4.1

                                WARRANT AGREEMENT

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 NOR REGISTERED OR QUALIFIED UNDER THE SECURITIES OR BLUE SKY LAWS OF ANY STATE. NEITHER THIS WARRANT, NOR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF, NOR ANY INTEREST OR PARTICIPATION THEREIN, MAY BE SOLD, ASSIGNED, PLEDGED, HYPOTHECATED, ENCUMBERED OR IN ANY OTHER MANNER TRANSFERRED OR DISPOSED OF UNLESS (I) REGISTERED UNDER AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 AND IN FULL COMPLIANCE WITH THE APPLICABLE RULES AND REGULATIONS THEREUNDER AND APPLICABLE STATE SECURITIES OR BLUE SKY LAWS, (II) PURSUANT TO RULE 144 UNDER SUCH ACT OR (III) UNLESS VERSO TECHNOLOGIES, INC. RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF SUCH SECURITIES, REASONABLY SATISFACTORY TO VERSO TECHNOLOGIES, INC., STATING THAT SUCH SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION, ENCUMBRANCE OR OTHER MANNER OF TRANSFER OR DISPOSITION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES OR BLUE SKY LAW.

                            VERSO TECHNOLOGIES, INC.

                            Warrant for the Purchase
                            of Shares of Common Stock

Warrant No. PNC-2

January 30, 2001                                                   83,334 Shares

         FOR VALUE RECEIVED, VERSO TECHNOLOGIES, INC., a Minnesota corporation (the "Company"), hereby certifies that PNC BANK, NATIONAL ASSOCIATION (the "Holder"), is entitled, subject to the provisions of this Warrant, to purchase from the Company, at any time or from time to time during the Exercise Period (as hereinafter defined) 83,334 shares of the common stock of the Company (the "Warrant Shares") at the applicable Exercise Price (as hereinafter defined).

         The number and character of shares of common stock of the Company (the "Company Common Stock") to be received upon exercise of this Warrant are subject to adjustment in accordance with the provisions of Sections 6 and 7 hereof.

         For purposes of this Warrant, "Warrant Shares" means the shares of the Company Common Stock deliverable upon exercise of this Warrant, as adjusted from time to time. Unless the context requires otherwise, all references to the Company Common Stock and Warrant

Shares in this Warrant shall, in the event of an adjustment pursuant to Sections 6 and 7 hereof, be deemed to refer also to any securities or property then issuable upon exercise of this Warrant as a result of such adjustment.

         Section 1. Exercise of Warrant. This Warrant may be exercised, in whole, at any time or from time to time during the Exercise Period or, if such day is not a Business Day, then on the next succeeding Business Day, by presentation and surrender hereof to the Company at the address set forth in
Section 15 hereof (or at such other address as the Company may hereafter notify the Holder in writing), with the Purchase Form annexed hereto duly executed and accompanied by proper payment of the aggregate applicable Exercise Price in lawful money of the United States of America in the form of a certified or cashier's check to the order of Verso Technologies, Inc. or by wire transfer of same day funds, for the number of Warrant Shares specified in such form. Upon receipt by the Company of this Warrant and such Purchase Form, together with the aggregate applicable Exercise Price (as hereinafter defined) for the number of Warrant Shares specified in such Purchase Form, at such office, the Company shall issue and deliver to the Holder, in the name of the Holder, a certificate or certificates for the Warrant Shares. Such certificate or certificates shall be deemed to have been issued and the Holder shall be deemed to have become the holder of record of such Warrant Shares as of the date of the surrender of this Warrant, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Warrant Shares shall not then be actually delivered to the Holder. The Company shall pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of the Warrant Shares.

         Section 2. Exercise Period and Exercise Price.

                  (a) This Warrant shall be exercisable during the period (the "Exercise Period") beginning on the date of execution of this Warrant (the "Initial Exercise Date") and ending at 5:00 p.m. (Atlanta, Georgia time) on the fifth anniversary date of the Initial Exercise Date (the "Termination Date").

                  (b) "Exercise Price" means $1.50 per share of the Company Common Stock, subject to adjustment as herein provided.

         Section 3. Reservation of Shares. The Company hereby agrees that at all times there shall be reserved for issuance and delivery upon exercise of this Warrant all shares of the Company Common Stock or other shares of capital stock of the Company or other property from time to time issuable upon exercise of this Warrant. All such shares shall be duly authorized and, when issued upon such exercise in accordance with the terms of this Warrant, shall be validly issued, fully paid and nonassessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale (other than any restrictions on sale pursuant to applicable federal and state securities laws) and free and clear of all preemptive rights.

         Section 4. Exchange, Transfer, Assignment or Loss of Warrant.

                  (a) This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company for other warrants of different denomination, entitling the Holder thereof to purchase in the aggregate the same number of Warrant Shares and otherwise carrying the same rights as this Warrant.

                  (b) This Warrant may be divided or combined by the Holder with other warrants that carry the same rights upon presentation hereof at the office of the Company, together with a written notice specifying the names and denominations in which new warrants are to be issued and signed by the Holder hereof. The term "Warrant" as used herein includes any warrants into which this Warrant may be divided or for which it may be exchanged.

                  (c) Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver a new Warrant of like tenor and date.

         Section 5. Rights of the Holder. The Holder shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or in equity, and the rights of the Holder are limited to those expressed in this Warrant.

         Section 6. Antidilution Provisions and Other Adjustments. The number of Warrant Shares which may be purchased upon the exercise hereof shall be subject to change or adjustment from time to time as follows:

                  (a) Stock Dividends; Stock Splits; Reverse Stock Splits; Reclassifications. In case the Company shall (i) pay a dividend or make any other distribution with respect to the Company Common Stock in shares of its capital stock, (ii) subdivide its outstanding Company Common Stock, (iii) combine its outstanding Company Common Stock into a smaller number of shares, or
(iv) issue any shares of its capital stock in a reclassification of the Company Common Stock (including any such reclassification in connection with a merger, consolidation or other business combination in which the Company is the continuing corporation) the number of shares of Company Common Stock issuable upon exercise of this Warrant immediately prior to the record date for each such dividend or distribution or the effective date of each such subdivision or combination shall be adjusted so that the Holder shall thereafter be entitled after the completion of each such event to receive the kind and number of shares of Company Common Stock or other securities of the Company that the Holder would have owned or have been entitled to receive after the happening of each such event, had this Warrant been exercised immediately prior to the happening of each such event or any record date with respect thereto. Each adjustment made pursuant to this Section 6(a) shall become effective immediately after the effective date of the applicable event retroactive to the record date, if any, for such event.

                  (b) Distributions of Debt, Assets, Subscription Rights or Convertible Securities. In case the Company shall fix a record date for the making of a distribution to all holders of shares of the Company Common Stock of evidences of indebtedness of the Company, assets (other than cash dividends payable out of retained earnings or securities (excluding those referred to in Section 6(a)) (any such evidences of indebtedness, assets, or securities being referred to in this Section 6(b) as the "assets or securities"), then in each case the Holder, upon the exercise of this Warrant, shall be entitled to receive in addition to the shares of Company

Common Stock issuable upon exercise of this Warrant, (i) the assets or securities to which the Holder would have been entitled as a holder of Company Common Stock if the Holder had exercised this Warrant immediately prior to the record date for such distribution and (ii) any interest or distributions on the assets or securities distributed from the distribution date to the date of exercise. At the time of any such distribution, the Company shall either (A) deposit the assets or securities payable to the Holder pursuant hereto in trust for the Holder with an eligible institution (as hereinafter defined) with instructions as to the investment of such property and any proceeds therefrom so as to protect the value of such property for the Holder or (B) distribute to the Holder the assets or securities to which it would be entitled upon exercise and, upon any such distribution pursuant to this clause (B), the provisions of this
Section 6(b) shall no longer apply to such event. Such election shall be made by the Company by giving written notice thereof to the Holder.

         For purposes of this Section 6(b), the term "eligible institution" shall mean a corporation organized and doing business under the laws of the United States of America or of any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $100,000,000, and subject to supervision or examination by Federal or state authority.

                  (c) De Minimis Adjustments. Except as provided in Section 6(d) with reference to adjustments required by such Section 6(d), no adjustment in the number of shares of Company Common Stock issuable hereunder shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the number of shares of Company Common Stock issuable upon the exercise of this Warrant; provided, however, that any adjustments which by reason of this Section 6(c) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations shall be made to the nearest one-thousandth of a share.

                  (d) Adjustments. In case the Company after the date hereof shall take any action affecting the Warrant Shares, other than any action described in Sections 6(a) or 6(b) or in Section 7 hereof, which the Company's board of directors, acting in the good faith exercise of their reasonable judgment, determines would have a material adverse effect on the rights of the Holder, then the Exercise Price, the number of Warrant Shares and/or the character of the securities receivable upon exercise of this Warrant may be adjusted in such manner, if any, and at such time, by action of the directors, acting in the good faith exercise of their reasonable judgment, subject to obtaining all necessary approvals to such adjustment, including, without limitation, any necessary approvals of any stock exchange or over-the-counter market on which securities of the Company are then listed or quoted.

                  (e) Notice of Adjustment. Whenever the number of shares of Company Common Stock or other stock or property issuable upon the exercise of this Warrant is adjusted, as herein provided, the Company shall promptly notify the Holder of such adjustment or adjustments.

                  (f) Adjustments to Exercise Price. The aggregate exercise price payable upon exercise of this Warrant shall not increase or decrease upon any adjustment (pursuant to this Section 6) to the number of Warrant Shares issuable upon exercise of this

Warrant. Accordingly, the per share Exercise Price of the Warrant Shares will be adjusted to reflect any such adjustment to the number of Warrant Shares issuable as required not to increase or decrease the aggregate exercise price payable upon exercise of this Warrant.

         Section 7. Reclassification. Reorganization, Consolidation or Merger. In the event of any reclassification, capital reorganization or other change of outstanding shares of the Company Common Stock (other than a subdivision or combination of the outstanding Company Common Stock, a change in the par value of the Company Common Stock or a transaction subject to Section 6 hereof) or in the event of any consolidation or merger of the Company with or into another corporation (other than a merger in which the Company is the continuing corporation and that does not result in any reclassification, capital reorganization or other change of outstanding shares of Company Common Stock of the class issuable upon exercise of this Warrant or a transaction subject to
Section 6 hereof) or in the event of any sale, lease, transfer or conveyance to another corporation of the property and assets of the Company as an entirety or substantially as an entirety, in each case as a result of which the holders of Company Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Company Common Stock, then the Company shall, as a condition precedent to such transaction, cause effective provisions to be made so that such other corporation shall assume all of the obligations of the Company hereunder and the Holder shall have the right thereafter, by exercising this Warrant, to purchase the kind and amount of shares of stock and other securities and property (including cash) receivable upon such reclassification, capital reorganization and other change, consolidation, merger, sale, lease, transfer or conveyance by a holder of the number of shares of Company Common Stock that might have been received upon exercise of this Warrant immediately prior to such reclassification, capital reorganization, change, consolidation, merger, sale, lease or conveyance. Any such provision shall include provision for adjustments in respect of such shares of stock and other securities and property that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. The foregoing provisions of this Section 7 shall similarly apply to successive reclassifications, capital reorganizations and changes of shares of Company Common Stock and to successive changes, consolidations, mergers, sales, leases, transfers or conveyances of the nature and type described in the first sentence hereof. In the event that in connection with any such capital reorganization, reclassification, consolidation, merger, sale, lease, transfer or conveyance, additional shares of Company Common Stock shall be issued in exchange, conversion, substitution or payment, as a whole or in part, for, or of, a security of the Company other than Company Common Stock, any such issue shall be treated as an issue of Company Common Stock covered by the provisions of Section 6(a).

         Section 8. Transfer to Comply with the Securities Act. Neither this Warrant, nor any of the Warrant Shares, nor any interest therein, may be sold, assigned, pledged, hypothecated, encumbered or in any other manner transferred or disposed of, as a whole or in part, except in compliance with applicable United States federal and state securities or Blue Sky laws and the terms and conditions hereof. Each Warrant shall bear a legend in substantially the same form as the legend set forth on the first page of this initial Warrant. Each certificate for Warrant Shares issued upon exercise of this Warrant, unless at the time of exercise such exercise is registered under the Securities Act of 1933, as amended (the "Securities Act"), shall bear a legend substantially in the following form:

         "The securities represented by this certificate have not been registered under the Securities Act of 1933 or registered or qualified under the securities or Blue Sky laws of any state. Neither these securities nor any interest or participation therein may be sold, assigned, pledged, hypothecated, encumbered or in any other manner transferred or disposed of unless (i) registered under an effective registration statement under the Securities Act of 1933 and in full compliance with the applicable rules and regulations thereunder and applicable state securities or Blue Sky laws, (ii) pursuant to Rule 144 of such Act or (iii) unless Verso Technologies, Inc. receives an opinion of counsel for the holder of this certificate, reasonably satisfactory to Verso Technologies, Inc., stating that such sale, assignment, pledge, hypothecation, encumbrance or other manner of transfer or disposition is exempt from the registration and prospectus delivery requirements of the Securities Act of 1933 and applicable state securities or Blue Sky law."

Any certificate for any Warrant Shares issued at any time in exchange or substitution for any certificate for any Warrant Shares bearing such legend (except a new certificate for any Warrant Shares issued after registration of such Warrant Shares under the Securities Act) shall also bear such legend unless, in the opinion of counsel for the Company, the Warrant Shares represented thereby need no longer be subject to the restriction contained herein. The provisions of this Section 8 shall be binding upon all subsequent holders of certificates for Warrant Shares bearing the above legend and all subsequent Holders of this Warrant, if any. Warrant Shares sold pursuant to a Registration Statement under the Securities Act pursuant to Section 12 thereof or sold by the holder thereof in compliance with Rule 144 under the Securities Act shall thereafter cease to be deemed to be "Warrant Shares" for all purposes of this Warrant.

         Section 9. Listing on Securities Exchanges. On or before the Initial Exercise Date, the Company shall list on each national securities exchange on which any Company Common Stock may at such time be listed (if required by such exchange), subject to official notice of issuance upon the exercise of this Warrant, all shares of Company Common Stock from time to time issuable upon exercise of this Warrant and the Company shall maintain, so long as any other shares of the Company Common Stock shall be so listed, all shares of Company Common Stock from time to time issuable upon the exercise of this Warrant; and the Company shall so list on each national securities exchange, and shall maintain such listing of, any other shares of capital stock of the Company issuable upon the exercise of this Warrant if and so long as any shares of capital stock of the same class shall be listed on such national securities exchange by the Company. Any such listing shall be at the Company's expense.

         Section 10. Availability of, information. The Company shall comply with the reporting requirements of Sections 13 and 15(d) of the Exchange Act to the extent it is required to do so under the Exchange Act, and shall likewise comply with all other applicable public information reporting requirements of the Securities and Exchange Commission (including those required to make available the benefits of Rule 144 under the Securities Act) to which it may from time to time be subject. The Company shall also cooperate with the holder of this Warrant and the holder of any Warrant Shares in supplying such information as may be necessary for such holder to complete and file any information reporting forms currently or hereafter required by the Commission as a condition to the availability of Rule 144 or any successor rule under the Securities Act for the sale of this Warrant or the Warrant Shares. The provisions of this Section 10 shall survive termination of this Warrant, whether upon exercise of this Warrant in full or otherwise until such time as the Warrant Shares have been sold by the Holder or are eligible for sale under Rule 144(k). The Company shall also provide to holders of this Warrant the same information that it provides to holders of the Company Common Stock.

         Section 11. Registration Rights. If, at any time following the date hereof, the Company proposes to register any shares of Common Stock under the Securities Act of 1933, as amended ("1933 Act") for sale for its own account (or for the account of any of its security holders) on a form that would permit registration of the Shares, then the Company shall give the Holder prompt written notice of its intention to do so, and upon written request delivered by the Holder to the Company within 10 business days, the Company will use its best efforts to effect the registration under the 1933 Act and applicable state securities laws of all of such Shares which the Holder has requested to be so registered, subject to customary underwriter cutback.

         Section 12. Successors and Assigns. All the provisions of this Warrant by or for the benefit of the Company or the Holder shall bind and inure to the benefit of their respective successors and assigns.

         Section 13. Headings. The headings of sections of this Warrant have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

         Section 14. Amendments. This Warrant may not be amended except by the written consent of the Company and the Holder.

         Section 15. Notices. All notices, requests and other communications required or permitted under this Agreement (collectively, "notices") shall be in writing and sent or delivered in one of the manners expressly contemplated in this Section 15. If mailed, notices must be sent by prepaid first-class mail, certified, return receipt requested, and shall be deemed to have been received on the earlier of the date shown on the receipt or three (3) Business Days after the post-mark date thereof. In addition, notices hereunder may be delivered by hand in which event the notice shall be deemed effective when delivered or by a nationally recognized overnight courier, in which event the notice shall be deemed delivered the first Business Day after it is accepted by the courier for next day delivery. All such notices shall be given to the parties hereto at the following addresses:

         (a) If to the Company:

          Verso Technologies, Inc.
          400 Galleria Parkway, Suite 300
          Atlanta, Georgia  30339
          Attention: Chief Financial Officer
          Telecopier No.: (678) 589-3570

          with a required copy to:

          Rogers & Hardin
          2700 International Tower

          Peachtree Center
          229 Peachtree Street NE
          Atlanta, GA 30303-1601
          Attention: Robert C. Hussle, Esq.
          Telecopier No.: (404) 525-2224

          (b) If to the Holder:

          PNC Bank, National Association
          Two Tower Center Boulevard
          East Brunswick, New Jersey  08816
          Attention: Arthur Lippens
          Telecopier No.: (732) 220-4393

          with a required copy to:

          Parker, Hudson, Rainer & Dobbs LLP
          1500 Marquis Two Tower
          285 Peachtree Center Avenue, N.E.
          Atlanta, Georgia  30303
          Telecopier No.: 404-522-8409
          Attention: Mark E. Freitag, Esq.

         Any party hereto may change the address to which notices shall be directed under this Section by giving written notice of such change to the other parties.

         Section 16. Governing Law. This Warrant shall be governed by the internal laws of the State of Georgia, without regard to the conflict of law provisions thereof.


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

         IN WITNESS WHEREOF, the parties hereto have caused this Warrant Agreement to be executed and delivered by its duly authorized officer as of January 30, 2001.



                                    VERSO TECHNOLOGIES, INC.



                                    By: /s/ Juliet M. Reising
                                       -----------------------------------------
                                       Name: Juliet M. Reising
                                       Title: Executive Vice President and Chief
                                              Financial Officer

                          Acknowledgment and Agreement

         By signing below, PNC Bank, National Association ("PNC"), for itself and as the Holder of this Warrant, does hereby (i) acknowledge receipt hereof;
(ii) agree to be bound by the terms and conditions hereof; (iii) agree that this Warrant has been issued to PNC by the Company in lieu of the warrant required to be issued by the Company to PNC pursuant to Section 3.10 of that certain Revolving Credit and Security Agreement by and among PNC (as agent and lender), the Company and its subsidiaries dated as of March 14, 2000, as amended (as so amended, the "Credit Agreement"); and (iv) agree that PNC is not entitled to any other warrant to be issued by Verso pursuant to Section 3.10 of the Credit Agreement.



                                       PNC BANK, NATIONAL ASSOCIATION



                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                  PURCHASE FORM

To: Verso Technologies, Inc.

         The undersigned irrevocably exercises the Warrant for the purchase of _________________ shares (subject to adjustment) of the common stock, par value $.01 per share, of Verso Technologies, Inc., for the Warrant and herewith makes payment of $____________________ (the "Exercise Price") through the following method:

         [ ] such payment of the Exercise Price being in cash or by certified or official bank check payable to the order of Verso Technologies, Inc.; or

         [ ] such payment of the Exercise Price being made by wire transfer of same day funds to Verso Technologies, Inc. to the account specified in [place account is specified];

all at the Exercise Price and on the terms and conditions specified in the within the Warrant therein referred to, surrenders the Warrant and all right, title and interest therein to Verso Technologies, Inc. and directs (subject to Section 8 of the Warrant) that the shares of Company Common Stock deliverable upon the exercise of such Warrant be registered or placed in the name and at the address specified below and delivered thereto.

         The undersigned hereby certifies to Verso Technologies, Inc. that it is, at the time of exercise of the Warrant, an "accredited investor" as defined in Rule 501(a) of the Securities Act of 1933, as amended.

Date:                        , 20
      -----------------------    --



                                     -------------------------------------------
                                     (Signature of Owner)(1)



                                     -------------------------------------------
                                     (Street Address)



                                     -------------------------------------------
                                     (City)              (State)      (Zip Code)


Securities and/or check to be issued to:

---------------
(1) The signature must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatever.

Please insert social security or identifying number:

Name:

Street Address:

City, State and Zip Code:

Any unexercised part of the Warrant evidenced by the within Warrant to be issued to:

Please insert social security or identifying number:

Name:

Street Address:

City, State and Zip Code:

                               FORM OF ASSIGNMENT

         FOR VALUE RECEIVED the undersigned registered holder of the within Warrant hereby sells, assigns, and transfers unto the Assignee(s) named below (including the undersigned with respect to any part of the Warrant not being assigned hereby) all of the right of the undersigned under the within Warrant, with respect to the number of shares of Company Common Stock set forth below:

                                                                            Number of
                                                  Social Security             Shares
                                                         or                 of Company
                                                 Other Identifying         Common Stock
                                                     Number of              Assigned to
Name of Assignee      Address of Assignee            Assignee                Assignee
---------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------

and does hereby irrevocably constitute and appoint
_______________________________ as the undersigned's attorney to make such transfer on the books of ____________________________ (Verso Technologies, Inc. or other such party) maintained for that purpose, with full power of substitution in the premises.

Date:                        , 20
      -----------------------    --



                                     -------------------------------------------
                                     (Signature of Owner)(1)



                                     -------------------------------------------
                                     (Street Address)



                                     -------------------------------------------
                                     (City)              (State)      (Zip Code)

---------------
(1) The signature must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatever. 2 The signature must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatever.